                                                               EXHIBIT (g)(1)(i)

                                   AMENDMENT
                                       TO
                           MASTER CUSTODIAN AGREEMENT


     This amendment (the "Amendment") to Master Custodian Agreement is made as of the 7th day of December, 2007 by and between each Fund listed on Appendix A and State Street Bank & Trust Company ("Bank") (formerly Investors Bank & Trust Company).

     WHEREAS, the parties hereto have entered into a Master Custodian Agreement (the "Agreement") dated as of June 30, 2005, as amended; and

     WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to revise the list of funds covered by the Agreement.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF APPENDIX A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


STATE STREET BANK & TRUST COMPANY


By:  /s/ Stephen DeSalvo
     -------------------------------
     Name:  Stephen DeSalvo
     Title: Senior Vice President



ECLIPSE FUNDS
ECLIPSE FUNDS INC.
MAINSTAY VP SERIES FUND, INC.
THE MAINSTAY FUNDS
ICAP FUNDS, INC.


By:  /s/ Stephen P. Fisher
     -------------------------------
     Name:  Stephen P. Fisher
     Title: President

                                   APPENDIX A
                                     TO THE
                           MASTER CUSTODIAN AGREEMENT
                           (AS OF  DECEMBER 7, 2007)


FUND                                        PORTFOLIO
----                                        ---------

THE MAINSTAY FUNDS                          Capital Appreciation Fund
                                            Common Stock Fund
                                            Convertible Fund
                                            Diversified Income Fund
                                            Equity Index Fund
                                            Global High Income Fund
                                            Government Fund
                                            High Yield Corporate Bond Fund
                                            International Equity Fund
                                            Large Cap Growth Fund
                                            MAP Fund
                                            Mid Cap Growth Fund
                                            Mid Cap Value Fund
                                            Money Market Fund
                                            Small Cap Growth Fund
                                            Small Cap Value Fund
                                            Tax Free Bond Fund
                                            Total Return Fund
                                            Value Fund
                                            Institutional Bond Fund
                                            Principal Preservation Fund


ECLIPSE FUNDS                               Mid Cap Opportunity Fund
                                            Small Cap Opportunity Fund
                                            Balanced Fund


ECLIPSE FUNDS INC.                          130/30 Core Fund
                                            130/30 Growth Fund
                                            130/30 High Yield Fund
                                            130/30 International Fund
                                            Retirement 2010 Fund
                                            Retirement 2020 Fund
                                            Retirement 2030 Fund
                                            Retirement 2040 Fund
                                            Retirement 2050 Fund
                                            All Cap Growth Fund
                                            Cash Reserves Fund
                                            Conservative Allocation Fund
                                            Floating Rate Fund
                                            Growth Allocation Fund
                                            Growth Equity Fund
                                            Income Manager Fund

FUND                                        PORTFOLIO
----                                        ---------

                                            Indexed Bond Fund
                                            Intermediate Term Bond Fund
                                            Large Cap Opportunity Fund
                                            Moderate Allocation Fund
                                            Moderate Growth Allocation Fund
                                            S&P 500 Index Fund
                                            Short Term Bond Fund


ICAP FUNDS, INC.                            MainStay ICAP Equity Fund
                                            MainStay ICAP Select Equity Fund
                                            MainStay ICAP International Fund


MAINSTAY VP SERIES FUND, INC.               Balanced Portfolio
                                            ICAP Select Equity Portfolio
                                            Bond Portfolio
                                            Capital Appreciation Portfolio
                                            Cash Management Portfolio
                                            Common Stock Portfolio
                                            Conservative Allocation Portfolio
                                            Convertible Portfolio
                                            Developing Growth Portfolio
                                            Floating Rate Portfolio
                                            Government Portfolio
                                            Growth Allocation Portfolio
                                            High Yield Corporate Bond Portfolio
                                            International Equity Portfolio
                                            Large Cap Growth Portfolio
                                            Mid Cap Core Portfolio
                                            Mid Cap Growth Portfolio
                                            Mid Cap Value Portfolio
                                            Moderate Allocation Portfolio
                                            Moderate Growth Allocation Portfolio
                                            S&P 500 Index Portfolio
                                            Small Cap Growth Portfolio
                                            Total Return Portfolio
                                            Value Portfolio